Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Debt Resolve, Inc. (the “Company”) on Form 10-KSB/A for the year ended December 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), we, James D. Burchetta, Co-Chairman and Chief Executive Officer, and Katherine A. Dering, Chief Financial Officer, Treasurer and Secretary, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2006

/s/ James D. Burchetta
James D. Burchetta
Co-Chairman, President and Chief Executive Officer

/s/ Katherine A. Dering
Katherine A. Dering
Chief Financial Officer, Treasurer and Secretary